Exhibit 15.3

Office:        +852 2801 6066

Mobile:      +852 6621 8994

rthorp@traversthorpalberga.com

Vipshop Holdings Limited

No. 20 Huahai Street,

Liwan District, Guangzhou 510370

The People’s Republic of China

24 April 2015

Dear Sirs

Re:  Vipshop Holdings Limited

We consent to the reference to our firm under the heading “Item 10.E. Additional Information - Taxation” on Form 20-F for the year ended 31 December 2014, which will be filed with the Securities and Exchange Commission in the month of April 2015.

Yours faithfully

/s/ Travers Thorp Alberga
TRAVERS THORP ALBERGA